Exhibit 10.1
CAMELOT INFORMATION SYSTEMS INC.
AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN
Section 1. History and Purpose of Plan.
     On June 26, 2006 (the “Effective Date”), the board of directors of Company (as hereinafter defined) adopted the 2006 Equity Incentive Plan (such plan, the “Original 2006 Plan”), which was in Chinese. In contemplation of the Company’s Public Offering (as hereinafter defined), the Board (as hereinafter defined) further passed a resolution on May   , 2010 to adopt this Amended and Restated 2006 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, directors, consultants and other service providers of the Company and its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Other Awards (each as hereinafter defined). This Plan is intended to further detail the terms and conditions of the Original 2006 Plan and to bring the Company’s stock incentive schemes to be more in line with those of similarly publicly-listed companies. From and after the consummation of a Public Offering (as hereinafter defined), the Board may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.
Section 2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)	“Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee or an executive officer appointed by the Board, in accordance with Section 3 hereof.
(b)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards under the Plan.
(c)	“Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
(d)	“Board” means the Board of Directors of the Company.
(e)	“Cause” means (1) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company, including without limitation repeated refusal to follow the reasonable directions of the employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company’s premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) fraud or material dishonesty against the Company; (3) a conviction or plea of guilty for the commission of a felony or a crime involving material dishonesty; or (4) the failure to meet reasonable and preestablished performance goals. Determination of Cause shall be made by the Administrator in its sole discretion.
(f)	“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, amalgamation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.
(g)	“Change in Control” means the first to occur of any one of the events set forth in the following paragraphs, provided that a Public Offering shall not constitute a Change in Control:
(i)	any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) hereof; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of a Public Offering, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of a Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger, consolidation or amalgamation of the Company with any other corporation other than (A) a merger, consolidation or amalgamation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger, consolidation or amalgamation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(i)	“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.
(j)	“Ordinary Shares” means the ordinary shares in the Company, no par value.
(k)	“Company” means Camelot Information Systems Inc.
(l)	“Date of Grant” means the date on which an Award is granted by resolutions of the Board or the Committee or by an executive officer appointed by the Board.
(m)	“Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.
(n)	“Eligible Recipient” means an officer, director, employee, consultant, advisor or another service provider of the Company or of any Parent or Subsidiary. “Recipient” is sometimes used herein to describe an Eligible Recipient who has been granted an Award of Restricted Stock or Restricted Stock Units.
(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(p)	“Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.
(q)	“Fair Market Value” as of a particular date shall mean the fair market value of a Share as determined by the Administrator in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, the fair market value of a Share shall be the closing sale price reported for such share on such exchange on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), (ii) if the Shares are admitted to quotation on the New York Stock Exchange (“NYSE”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, the fair market value of a Share shall be the closing sale price reported for such share on such system on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), (iii) if the Shares are admitted to quotation on the NYSE System but have not been designated as an NMS security, fair market value of a Share shall be the average of the highest bid and lowest asked prices of such share on such system on the date of determination (or, if no bid and ask prices were reported on that date, on the last trading date such bid and ask prices were reported) or (iv) in the absence of an established market for the Shares of the type described in (i), (ii) and (iii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith. If the Shares are not publicly traded at the time a determination of Fair Market Value is made, the Board shall determine the Fair Market Value in such manner as it deems appropriate which shall be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Section 422(c)(1) of the Code.
(r)	“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.
(s)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee or an executive officer appointed by the Board as an Incentive Stock Option. To the extent any of the Options granted do not qualify as Incentive Stock Options, they shall automatically be treated as Nonqualified Stock Options (as defined hereinafter).
(t)	“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option. Any Option awarded to an employee who is not a U.S. taxpayer within the meaning of the Code will be treated as Nonqualified Stock Option.
(u)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.
(v)	“Other Award” means an Award granted pursuant to Section 13 hereof.
(w)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
(x)	“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or awards of Restricted Stock, Restricted Stock Units or Other Awards. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(y)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(z)	“Public Offering” means the first underwritten initial public offering of Shares by the Company.
(aa)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.
(ab)	“Restricted Stock Units” means the right to receive in cash or Shares the Fair Market Value of the Shares granted pursuant to Section 8 hereof.
(ac)	“Shares” means Ordinary Shares and any successor security.
(ad)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
Section 3. Administration.
(a)	The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, or by an executive officer appointed by the Board, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:
(i)	to select those Eligible Recipients who shall be Participants;

(ii)	to determine whether and to what extent Options or awards of Restricted Stock, Restricted Stock Units or Other Awards are to be granted hereunder to Participants;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock, Restricted Stock Units or Other Awards granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.
(b)	The Administrator may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.
(c)	All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
Section 4. Shares Reserved for Issuance Under the Plan.
(a)	Subject to Section 5 hereinafter and any amendment to the Plan, the maximum aggregate number of Shares with respect of which Awards may be granted under this Plan shall not exceed 23,498,012 shares; provided that not more than one-half of the authorized number may be issued in the form of Incentive Stock Options. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares.
(b)	To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock, Restricted Stock Units or Other Awards are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. To the extent not prohibited by the listing requirements of the NYSE (or other established stock exchange or national market system on which the Ordinary Shares are traded) and applicable law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

Section 5. Equitable Adjustments
     In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of stock reserved for issuance under the Plan, (ii) the kind, number and/or option price of ordinary shares or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of ordinary shares or other property subject to outstanding awards of Restricted Stock, Restricted Stock Units and Other Awards granted under the Plan. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide for either (x) the cancellation of any Awards outstanding upon the consummation of the Change in Capitalization or (y) the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards, reduced, in the case of Options, by the exercise price thereof.
Section 6. Eligibility.
     The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards, provided that directors of the Company or any Parent or Subsidiary who are not also employees of the Company or of any Parent or Subsidiary, and consultants or advisors to the Company or to any Parent or Subsidiary may not be granted Incentive Stock Options.
Section 7. Options.
(a)	General. All Options under the Plan shall be granted by the Committee or an executive officer appointed by the Board, and before such Committee is established or such executive officer is appointed, by the Board. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(m) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)	Exercise Price. In the case of Non-Qualified Stock Option, the per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant. In the case of Incentive Stock Option, the per share Exercise Price of Shares purchasable under an Option shall not be less than 100% of the Fair Market Value per Share at the time of grant (or 110% of the Fair Market Value per Share at the time of grant if at such time the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than ten percent (a “Ten Percent Owner”) of the total combined voting power of the Company or any Parent or Subsidiary of the Company).

(c)	Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than eight years after the date such Option is granted.

(d)	Exercisability. Options shall vest and become exercisable as set forth in the Award Agreement. The Administrator may waive such exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e)	Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any broker’s cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Shares or Restricted Stock already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, or such other period as determined by the Committee or an executive officer appointed by the Board to be necessary to avoid adverse accounting consequences and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. If payment of the Exercise Price is made in whole or in part in the form of Restricted Stock, the Shares received upon the exercise of such Option shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of Shares equal to the number of Shares surrendered upon the exercise of such Option.

(f)	Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 12 hereof and, if requested, has given the representation described in paragraph (b) of Section 13 hereof.

(g)	Change or Reduction in Position, Role, Title or Function. If an Optionee’s position, role, title or function is changed or reduced due to his/her inability to perform the duties and responsibilities assigned to him/her, the Company may reduce or cancel such Optionee’s unvested Options; furthermore, at the sole discretion of the Company, the Company may purchase any vested Options from such Optionee at the then-current market price of the underlying Shares and such Optionee shall sell such vested Options to the Company if the Company chooses to exercise such right.

(h)	Termination of Employment or Service. If an Optionee’s employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary is voluntarily terminated by such Optionee or terminated due to retirement, the unvested Options held by the Optionee shall be cancelled immediately upon termination while the vested Options shall become exercisable, at the Exercise Price at the date of termination, for a period of thirty (30) days following the termination of the Optionee. Upon the expiration of the thirty (30) day exercise period, all vested but unexercised Options shall be cancelled immediately. The Company shall have the right of first refusal to purchase any Shares issued to the Optionee upon the exercise of the vested Options described in this Section 7(h).

In the event of the termination of an Optionee’s employment for Cause, all Options, including both vested and unvested Options, shall be cancelled immediately upon termination. The Optionee shall immediately remit to the Company any profits resulting from or in connection with the Optionees exercise of the vested Options.

(i)	Death or Disability. In the event of Disability or death of an Optionee, all the Options granted shall become vested automatically pursuant to the vesting schedule as set forth in the Award Agreement. The vested Options shall be exercised within one year subject to the Company’s right of first refusal.

(j)	No Acceleration upon Change in Control. Unless the Administrator determines otherwise, in the event that a Change in Control occurs, all Options under the Plan which are outstanding at such time shall maintain their original vesting schedule; provided that in the event of a Change in Control that is a complete liquidation or dissolution of the Company, all Options outstanding at the time of such Change in Control shall terminate without further action by any person.

(k)	Right of First Refusal. In the event that the Optionee transfers the Options, the Company is entitled to be first offered the opportunity to purchase the Options according to the Exercise Price on that date.

(l)	Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed US$100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.
Section 8. Restricted Stock and Restricted Stock Units.
(a)	General. Awards of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock and Restricted Stock Units shall be made; the number of Shares and/or Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock and Restricted Stock Units. The provisions of the awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)	Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)	Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)	Limitation on Transferability. The Participant shall not transfer shares of Restricted Stock and Restricted Stock Units granted within one year after the date of Public Offering except by will or the laws of descent and distribution

(e)	Rights as a Shareholder. Except as provided in Section 8(c), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine. A Participant who is awarded Restricted Stock Units shall posses no incidents of ownership with respect to the Units, provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.

(f)	Termination of Employment. The rights of Participants granted Awards of Restricted Stock or Restricted Stock Units upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Awards. Unless the Administrator determines otherwise, the Company shall have a repurchase right with respect to Restricted Stock and Restricted Stock Units exercisable during the Restricted Period upon the voluntary or involuntary termination of the Participant’s employment or service with the Company for any reason prior to the occurrence of a Public Offering. The purchase price for Shares repurchased pursuant to the Award Agreement shall be no less than the price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase right shall lapse at a rate determined by the Administrator.

(g)	Effect of Change in Control. Unless the Administrator determines otherwise, in the event that a Change in Control occurs, all outstanding Shares of Restricted Stock and all Restricted Stock Units held by such Recipient which have not theretofore vested shall immediately vest and all restrictions on such Shares shall immediately lapse.
Section 9. Other Awards.
     Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, the Ordinary Shares may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.
Section 10. Amendment and Termination.
     The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m), Section 422 of the Code, stock exchange rules or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.
Section 11. Unfunded Status of Plan.
     The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 12. Withholding Taxes.
     Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.
Section 13. General Provisions.
(a)	Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Ordinary Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

(c)	All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)	Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

(e)	Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant unless such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 13(e) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.
Section 14. Term of Plan.
     No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.